Exhibit 3.26

Companies Acts, 1963 to 1990

MEMORANDUM AND ARTICLES OF

ASSOCIATION OF

MASONITE IRELAND

Arthur Cox,
Solicitors,
41 - 45 St. Stephen’s Green,
Dublin 2.

JMcGS/ 15.05.1995

Cert. No.229654

Companies Acts, 1963 to 1990

UNLIMITED COMPANY HAVING A SHARE CAPITAL

MEMORANDUM OF ASSOCIATION

of

MASONITE IRELAND

(As adopted by Special Resolution passed on the 5th day of May, 1995)

1.                                       The name of the Company is Masonite Ireland.

2.                                       The objects for which the Company is established are:

(1)                                  (a)                                  To carry on the business of manufacturing, developing, processing, refining, repairing, purchasing, selling, exporting, importing, dealing in or letting on hire all kinds of goods, substances, articles, services and materials (whether tangible or intangible) of any kind which may be advantageous to the Company (including in particular but without derogating from the generality of the foregoing wood products and derivatives thereof) or which any of the customers or other companies having dealings with the Company may from time to time require.

(b)                                 To carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessioners, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents or trustees, brokers or agents of any company, person or goods.

(c)                                  To enter into any arrangements with any Government or authority or person and to obtain from any such Government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

(d)                                 To carry on the business of researchers, designers, developers, inventors and to apply for and take out, purchase or otherwise acquire, sell, deal or trade in any way in service marks and names, designs, patents, patent rights, inventions, secret processes, and any form of intellectual property and to carry on the business of an inventor, designer or research organisation.

(2)                                  To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company, and to carry on any other business (whether manufacturing or otherwise) (except the issuing of policies of insurance, other than policies of reinsurance) which may seem to the Company capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(3)                                  To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company.

(4)                                  To amalgamate with any other company.

(5)                                  To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(6)                                  To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company.

(7)                                  To take or otherwise acquire and to hold shares and securities of any company and to sell, hold, reissue with or without guarantee or otherwise deal with the same.

(8)                                  To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(9)                                  To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors and ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(10)                            To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(11)                            Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

(12)                            To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting or building leases or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(13)                            To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the Company or for the benefit of its employees.

(14)                            To construct, improve, maintain, develop, work, manage, carry out or control any roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, manufactories, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

(15)                            To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined.

(16)                            To lend money to such persons or companies either with or without security and upon such terms as may seem expedient and in particular to customers and others having dealings with the Company and to guarantee and give indemnities in respect of and otherwise secure the performance of contracts by any such persons or companies.

(17)                            To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(18)                            To borrow or raise or secure the payment of money in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

(19)                            To guarantee, support or secure, whether by personal covenant (including any indemnity) or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by indemnity or undertaking, or by any one or more of such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, indebtedness or obligation of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by section 155 of the Companies Act, 1963, or another subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business.

(20)                            To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(21)                            To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(22)                            To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(23)                            To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to those of this Company.

(24)                            To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(25)                            To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(26)                            To procure the Company to be registered or recognised in any country or place.

(27)                            To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the Company.

(28)                            To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

(29)                            To make gifts or grant bonuses to the directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(30)                            To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the directors shall deem appropriate.

(31)                            To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(32)                            To distribute any of the property of the Company in specie among the members.

(33)                            To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: It is hereby declared that:

(a)                                  the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere; and

(b)                                 the intention is that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.

Companies Acts, 1963 to 1990

UNLIMITED COMPANY HAVING A SHARE CAPITAL

ARTICLES OF ASSOCIATION

OF

MASONITE IRELAND

(As adopted by Special Resolution passed on the 5th day of May, 1995)

PRELIMINARY

1.                                       The regulations contained in Part I of Table A in the First Schedule to the Companies Act, 1963 (with the exception of regulations 8, 24, 47, 51, 54, 75, 77, 79, 84, 86, 91, 102, 109, 115, and 138) shall apply to the Company subject to the alterations thereof contained herein and shall so far as not inconsistent herewith bind the Company and the members. The regulations contained in Part II of Table A shall not apply.

SHARE CAPITAL

2.                                       (a)                                  The share capital of the Company is IR£100,000,000 divided into 100,000,000 Ordinary Shares of IR£1 each.

(b)                                 The Company may by special resolution -

(i)                                     increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

(ii)                                  consolidate its shares into shares of a larger amount than its existing shares;

(iii)                               sub-divide its shares into shares of a smaller amount than its existing shares;

(iv)                              cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

(v)                                 reduce its share capital in any way.

3.                                       Without prejudice to any special rights previously conferred on the holders of existing shares, any share (including shares which the Company shall have power to issue under Section 207 of the Companies Act, 1990 or otherwise) may be issued with such preferred, deferred or other special rights, or such restrictions whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time determine and any share may be issued on the terms that it is redeemable or at the option of the Company is liable to be redeemed. Subject to the provisions of the aforementioned Act, the redemption of such share may be effected in such manner as the directors may from time to time determine.

ALLOTMENT

4.                                       (a)                                  The directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 20 of the Companies (Amendment) Act, 1983. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the number of authorised but unissued relevant securities in the capital of the Company at the date of adoption of these articles. The authority hereby conferred shall expire on the date which is five years after the date of adoption of these articles. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(b)                                 The directors are hereby empowered pursuant to sections 23 and 24(1) of the Companies (Amendment) Act, 1983 to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (a) of this article as if section 23(1) of the said Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (b) had not expired.

(c)                                  Subject to the provisions of the Companies Acts, 1963 to 1990 the Company may purchase or otherwise acquire on such terms and in such manner as it thinks fit any shares in the capital of the Company.

PRIVATE COMPANY

5.                                       The Company is a private company and accordingly:

(a)                                  the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)                                 the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment and have continued after the termination of such employment to be members of the Company) is limited to fifty so, however, that where two or more persons hold one or more shares in the Company jointly, they shall for the purpose of this regulation be treated as a single member;

(c)                                  any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d)                                 the Company shall not have power to issue share warrants to bearer.

SHARE CERTIFICATES

6.                                       Every person whose name is entered as a member in the register shall be entitled without payment to receive within two months after allotment or lodgment of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of 12 new pence for every certificate after the first or such less sum as the directors shall from time to time determine so however that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be under the seal and shall specify the shares to which it relates and the amount paid up thereon.

TRANSFER OF SHARES

7.                                       A share may be transferred by a member or other person entitled to transfer to any member selected by the transferor; but, save as aforesaid, and save as provided by article 12 or 14 hereof, no share shall be transferred to a person who is not a member so long as any member is willing to purchase the same at the fair value.

8.                                       Except where the transfer is made pursuant to article 12 or 14 hereof, the person proposing to transfer any share (hereinafter called “the proposing transferor”) shall give notice in writing (hereinafter called a “transfer notice”) to the Company that he desires to transfer the same. Such notice shall specify the sum he fixes as the fair value and shall constitute the Company his agent for the sale of the share to any member of the Company, or person selected as aforesaid, willing to purchase the share (hereinafter called “the purchasing member”) at the price so fixed, or, at the option of the purchasing member, at the fair value to be fixed by the Auditor in accordance with article 10 hereof. A transfer notice may include several shares and, in such case, shall operate as if it were a separate notice in respect of each. A transfer notice shall not be revocable except with the sanction of the directors.

9.                                       If the Company shall, within the space of twenty-eight (28) days after being served with a transfer notice, find a purchasing member and shall give notice thereof to the proposing transferor, he shall be bound, upon payment of the fair value so fixed in accordance with article 8 or 10 hereof, to transfer the share to the purchasing member.

10.                                 In case any difference arises between the proposing transferor and the purchasing member as to the fair value of a share the Auditor shall, on the application of either party, certify in writing the sum which in his opinion is the fair value and such sum shall be deemed to be the fair value and, in so certifying, the Auditor shall be considered to be acting as an expert and not as an arbitrator and, accordingly, the provisions of the Arbitration Act shall not apply.

11.                                 If in any case the proposing transferor, after having become bound as aforesaid, makes default in transferring the share, the Company may receive the purchase money and the proposing transferor shall be deemed to have appointed any one director or the secretary of the Company as his agent to execute a transfer of the share to the purchasing member and upon the execution of such transfer the Company shall hold the purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member and, after his name has been entered in the Register in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

12.                                 If the Company shall not within the space of twenty-eight (28) days after being served with a transfer notice, find a purchasing member and shall give notice thereof in manner aforesaid, the proposing transferor shall, at any time within three (3) months afterwards be at liberty to sell and transfer the share (or where there are more shares than one, those not placed) to any person and at any price.

13.                                 The Company in General Meeting may make and from time to time vary rules as to the mode in which any shares specified in any transfer notice shall be offered to the members and as to their rights in regard to the purchase thereof and in particular may give any member or class of members a preferential right to purchase the same. Unless otherwise determined, every such share shall be offered to the members in such order as shall be determined by lots drawn in regard thereto and the lots shall be drawn in such manner as the directors think fit.

14.                                 Any share may be transferred by a member to any child or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, wife or husband of such member and the restrictions in article 7 hereof shall not apply to any transfer authorised by this article.

MEETINGS OF THE COMPANY

15.                                 Annual general meetings of the Company shall be held in the State unless in respect of any particular such meeting either:

(a)                                  all the members entitled to attend and vote at such meetings consent in writing to its being held elsewhere; or

(b)                                 a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting.

16.                                 (a)                                  Subject to sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by seven days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the day, the place and the hour of the meeting and in the case of special business the general nature of that business, and shall be given in a manner authorised by these regulations to such persons as are under the regulations of the Company entitled to receive such notices from the Company.

(b)                                 Subject to Section 140 of the Act concerning annual general meetings, all other meetings (including extraordinary general and class meetings of the members of the Company) may be conducted by the use of a conference telephone or similar facility provided that all the members of the Company and the auditors have been notified of the convening of the meeting and the availability of the conference telephone or similar facility for the meeting and can hear and contribute to the meeting and such participation in a meeting shall constitute presence in person at the meeting and the members may be situated in any part of the world for any such meeting.

17.                                 No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided a quorum of members shall be two, present in person or by proxy.

18.                                 Subject to section 141 of the Act a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolutions at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form, each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

19.                                 Any corporation which is a member of the Company may authorise such persons as it thinks fit to act as its representative at any meeting or meetings of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. The corporation shall serve on the Company a copy of such resolution duly certified by a director or other officer of such corporation.

DIRECTORS

20.                                 Unless otherwise determined by an ordinary resolution of the Company the number of directors shall not be less than two or more than ten. The first directors of the Company shall be deemed to have been appointed pursuant to section 3(5) of the Companies (Amendment) Act, 1982.

21.                                 No director shall be required to hold a share qualification but each director shall nevertheless be entitled to receive notice of and to attend and speak at every general meeting of the Company, and regulation 136 of Part I of Table A shall be modified accordingly.

BORROWING POWERS

22.                                 The directors may exercise all of the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as a security for any debt, liability or obligations of the Company or any third party without any limitation as to amount.

PROCEEDINGS OF DIRECTORS

23.                                 A director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

24.                                 The directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise the voting powers in favour of any resolution appointing the directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. Any director of the Company may vote in favour of the exercise of such voting rights notwithstanding that he may be or may be about to become a director or officer of such other company.

25.                                 A resolution in writing signed by all the directors for the time being entitled to receive notice of the meetings of the directors shall have the same effect and validity as a resolution of the board duly passed at a meeting of the board duly convened and constituted and may consist of several documents in like form each signed by one or more persons. Any such documentation shall be served on the Company.

26.                                 The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors and regulation 101 of Part I of Table A shall be modified accordingly.

27.                                 The quorum necessary for the transaction of the business of the directors shall be two directors present in person or by alternate, but so that, except as hereinafter provided, not less than two individuals shall be present. Provided that any director (or his alternate) may participate in a meeting of the directors by means of telephonic or other similar communication whereby all persons participating in the meeting can hear each other speak; and participation in a meeting in this manner shall be deemed to constitute presence in person (or as the case may be, by alternate) at such meeting and any director (or his alternate) may be situated in any part of the world for any such meeting.

28.                                 (a)                                  The meetings and proceedings of any committee formed by the directors shall be governed by the provisions of these articles regulating the meetings and proceedings of the directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the directors.

(b)                                 When forming a committee of the directors, the directors may authorise, or may authorise such committee to authorise, any person who is not a director to attend all or any meetings of any such committee on such terms as the directors (or as the case may be such committee) shall think fit, but any person so authorised shall not be entitled to vote at such meetings.

ALTERNATE DIRECTOR

29.                                 (a)                                  A director may, with the approval of the directors, appoint any person to be his alternate director and at his own discretion may remove such person from office as his alternate director.

(b)                                 The alternate director shall be subject in all respects to the terms and conditions existing with reference to the other directors and shall be entitled to receive notices of all meetings of the directors and to attend, speak and vote at any such meeting at which his appointer is not present.

(c)                                  One person may act as an alternate director to more than one director and while he is so acting shall be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate director shall be in addition to his own vote.

(d)                                 Any appointment or removal of an alternate director shall be in writing signed by the director making such appointment or removal and shall be served on the Company.

(e)                                  If a director shall cease to be a director for any reason then any person holding office as alternate director for that director shall cease ipso facto to hold such office.

(f)                                    An alternate director shall not be taken into account in reckoning the minimum or maximum number of directors allowed for the time being, but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the directors attended by him at which he is entitled to vote.

DISQUALIFICATION OF DIRECTORS

30.                                 The office of a director shall be vacated ipso facto:

(a)                                  if he becomes restricted or disqualified pursuant to an Order made under the provisions of the Companies Act, 1990;

(b)                                 if he is adjudged a bankrupt or insolvent or makes any arrangement or composition with his creditors generally;

(c)                                  if he is found a lunatic or becomes of unsound mind;

(d)                                 if he is absent from the meetings of the directors during a period of six successive calendar months without special leave of absence from the other directors, but this shall not apply to directors who are not ordinarily resident in the State;

(e)                                  if he is requested in writing by all his co-directors to resign;

(f)                                    if he resigns his office by notice in writing served on the Company;

(g)                                 if he resigns his office by spoken declaration at any board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting.

ROTATION OF DIRECTORS

31.                                 The directors shall not retire by rotation and regulations 92 to 100 inclusive of Part I of Table A shall be modified accordingly.

EXECUTIVE DIRECTOR

32.                                 The directors from time to time may appoint any person (not being a director) to the office of “Executive Director” for such period and on such terms as they think fit, and fix, determine and vary his duties, powers and functions. The directors may revoke such appointment, but without prejudice to any claim such Executive Director may have for damages for breach of any contract of service between him and the Company. An Executive Director shall not be a member of the board of directors or any committee of directors, he shall not attend meetings of directors except on the invitation of the board and he shall not be entitled to vote at any meeting of directors.

THE SEAL

33.                                 The seal shall be used only by the authority of the directors or of a committee of directors authorised by directors in that behalf and every instrument to which the seal shall be affixed shall be signed by a director and shall be counter-signed by the secretary or by a second director or by some other person appointed by the directors for that purpose. The expression “director” in this context shall include any alternate director appointed under article 29 hereof.

NOTICES

34.                                 (a)                                  Any notice required to be given by the Company to any person (“the recipient”) under these articles may be given by means of delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the directors, to the address or number of the recipient notified to the Company by the recipient for such purpose (or, if not so notified, then to the address or number of the recipient last known to the Company). Any notice so given shall be deemed, in the absence of any agreement to the contrary between the Company and the recipient, to have been served at the time of delivery (or, if delivery is refused, then when tendered) in the case of delivery, at the expiration of 24 hours after despatch in the case of post, cables and telegrams and at the expiration of 12 hours after despatch in the case of telex, telefax, electronic mail or other method of communication approved by the directors.

(b)                                 Any document (including, but not limited to, any notice, appointment, removal and resolution) required or authorised by these articles to be sent to or served on the Company shall be in writing sent to or served on the Company at its registered office or its principal place of business in Ireland, and may be sent or served by means of delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the directors, and may bear a printed or facsimile signature of the person or persons required by these articles to sign such document. The communication of such a document by such means shall be confirmed as soon as possible by delivery to the Company at its registered office or principal place of business in Ireland of such document bearing an original signature of the person by whom it is required to be signed but (provided that the directors are satisfied as to the authenticity of the document communicated as aforesaid) shall be acted upon by the Company and the directors meanwhile; provided that any such document shall be valid and effective for all purposes notwithstanding that for any reason the document is not subsequently so confirmed. Any such document shall take effect, in the absence of any agreement to the contrary between the Company and the person by whom or on whose behalf the document was sent or served, at the time of receipt in the case of delivery and post, and at the expiration of six hours after receipt thereof at the Company’s registered office or principal place of business in Ireland in any other case.

INDEMNITY

35.                                 Subject to section 200 of the Act every director of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses which any such director may incur or become liable to by reason of any contract entered into or any act or thing done by him as such director or in any way in the discharge of his duties. And no director shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be vested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act by any person with whom any moneys securities or effects shall be deposited, for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of this office or in relation thereto unless the same happen through his own wilful act or default.